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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Burlington Resources Inc. on Form S-8 of our reports dated January 10, 1996, on our audits of the consolidated financial statements and financial statement schedules of Burlington Resources Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in the Annual Report on Form 10-K of Burlington Resources Inc. for the year ended December 31, 1995, and to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 1995, on our audit of the financial statements of the Burlington Resources Inc. Retirement Savings Plan as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report of the Burlington Resources Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel."





COOPERS & LYBRAND L.L.P.

Houston, Texas
March 28, 1996